UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

DRAGONFLY ENERGY HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-40730	85-1873463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12915 Old Virginia Road
Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 622-3448

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DFLI	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock	DFLIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Limited Waiver and Eighth Term Loan Amendment

On September 30, 2026, Dragonfly Energy Holdings Corp. (the “Company”), Dragonfly Energy Corp., a wholly owned subsidiary of the Company (the “Subsidiary”), and Battle Born Battery Products, LLC entered into the Limited Waiver and Eighth Amendment (the “Eighth Amendment”) to the Term Loan, Guarantee and Security Agreement (as amended, the “Term Loan Agreement”) with the lenders (the “Lenders”) and Alter Domus (US) LLC, as agent, with respect to the Company’s senior secured term loan facility (the “Term Loan”). Under the Eighth Amendment:

●	the Lenders have waived testing of the minimum liquidity covenant solely for the fiscal month ending September 30, 2026;

●	the Lenders have waived any default under the Term Loan Agreement arising from the deferral of a portion of the cash dividend payable on October 1, 2026 on the Series B Preferred Stock (as defined below), provided that such cash dividend is paid in accordance with the modified payment schedule set forth in the Series B Waiver (as defined below); and

●	the Company shall pay to the Lenders an amendment fee of $450,000, which shall be paid-in-kind by adding such amount to the outstanding principal balance of the Term Loan.

The summary of the terms of the Eighth Amendment herein is subject to and qualified in its entirety by the full text of the Eighth Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Series B Preferred Stockholder Limited Waiver

On September 30, 2026, the Company and the holders of all of the outstanding shares of Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”) entered into a limited waiver (the “Series B Waiver”) pursuant to which the holders waived, solely with respect to the dividend for the quarter ending September 30, 2026, their right to receive payment of the full cash dividend on the Series B Preferred Stock on or prior to October 1, 2026. Under the Series B Waiver, the Company is required to pay cash dividends equal to two percent (2%) per annum on or prior to October 1, 2026 and cash dividends equal to six percent (6%) per annum on or prior to October 30, 2026. Payment-in-kind dividends will continue to accrue at a rate of two percent (2%) per annum. So long as the Company complies with the modified payment schedule, such deferral will not constitute a Non-Payment Event or Preferred Default (each as defined in the Certificate of Designation of Rights and Preferences of the Series B Preferred Stock).

The summary of the terms of the Series B Waiver herein is subject to and qualified in its entirety by the full text of the Series B Waiver, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 with respect to the Eighth Amendment is hereby incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above in Item 1.01 with respect to the Series B Waiver is hereby incorporated by reference into this Item 3.03.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Limited Waiver and Eighth Amendment to Term Loan, Guarantee and Security Agreement, dated as of September 30, 2026, by and among the Company, Dragonfly Energy Corp., Battle Born Battery Products, LLC, the lenders from time to time party thereto and Alter Domus (US) LLC.
10.2	Series B Preferred Stockholder Limited Waiver, dated as of September 30, 2026, by and among the Company and the holders of Series B Convertible Preferred Stock of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAGONFLY ENERGY HOLDINGS CORP.

Dated: October 2, 2026	By:	/s/ Denis Phares
	Name:	Denis Phares
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President